Exhibit 5.10

CONSENT OF DANIEL J. (DAN) REDMOND, P.GEO.

Reference is made to the Registration Statement on Form F-10 and the documents incorporated by reference therein (the “Registration Statement”) of Goldcorp Inc. (the “Company”), and any amendments thereto, to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended.

I hereby consent to the inclusion and incorporation by reference in the Registration Statement of the Company, including any amendments thereto and any documents incorporated by reference therein, of references to and information derived from the technical report dated 31 December, 2015, entitled “Peñasquito Polymetallic Operation, Zacatecas State, Mexico, NI 43-101 Technical Report” (the “Technical Report”). I also consent to the reference to my name, including as an expert or “qualified person”, and to my involvement in the preparation of the Technical Report in the Registration Statement.

Date: June 7, 2016

/s/ Dan Redmond
Name: Dan Redmond, P.Geo.